SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K




                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): December 5, 1997




                     HEALTH AND RETIREMENT PROPERTIES TRUST
             (Exact name of registrant as specified in its charter)




        Maryland                    1-9317               04-6558834
   (State or other              (Commission           (IRS Employer
   jurisdiction of )             File Number)         Identification No.)
    incorporation)



   400 Centre Street, Newton, MA                     02158
  (Address of principal executive offices)        (Zip Code)



        Registrant's telephone number, including area code: 617-332-3990





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Item 2. Acquisition or Disposition of Assets

         On December 5, 1997, Health and Retirement Properties Trust and Subsidiaries (the "Company") purchased Bridgepoint Square an office complex containing five commercial office properties with approximately 441,145 square foot located in Austin, Texas from Investors Life Insurance Company of North America and Family Life Insurance Company for $78 million plus closing costs in a negotiated arms-length transaction. The properties have been and will continue to be rented as commercial office space.

         Property agent and management services, for this property are currently provided by the seller, an unaffiliated third party. The management contract is cancelable upon 30 days written notice. Management fees are based on a percentage of revenue derived from this property. The Company plans to retain the current property manager under a transitional period. Subsequent to the transitional period, the property will be managed by M&P Partners Limited Partnership ("M&P"), which provides property agent and management services for certain of the Company's multi-tenant buildings. M&P is owned by its general partner, HRPT Advisors, Inc., the Company's advisor, and Messrs. Gerard M. Martin and Barry M. Portnoy, who are managing trustees of the Company. Management fees paid to M&P are based on a percentage of revenue derived from the multi-tenant buildings under its management.

         The consideration for the acquisition was funded initially by drawing under the Company's existing revolving line of credit with Dresdner Kleinwort Benson North America LLC, as agent, and Fleet National Bank, as administrative agent, and available cash.

Item 5. Other Information

         On December 15, 1997, the Company completed a private placement of $150 million of 6 3/4% Senior Notes due 2002. The net proceeds of the placement were used to reduce outstanding borrowings under the Company's revolving line of credit which were at a floating interest rate.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements Under Rule 3-14 of Regulation S-X

         The audited statement of gross income and certain expenses of the property described in Item 2 of this Report is not filed herein but will be filed as an amendment to this Form 8-K within 60 days of the date hereof.

(c)      Exhibits

         2.1 Purchase and Sale Agreement dated November 24, 1997 by and between Investors Life Insurance Company of North America and Family Life Insurance Company, as seller and the Company, as purchaser.

         4.1 Indenture dated as of December 18, 1997 by and between the Company and State Street Bank and Trust Company, as Trustee.

         4.2 Supplemental Indenture dated as of December 18, 1997 by and between the Company and State Street Bank and Trust Company, as Trustee relating to the Company's 6 3/4% Senior Notes due 2002.

         4.3 Registration Rights Agreement dated as of December 18, 1997 by and between the Company and Merrill Lynch & Co.

         99.1     Press Release of the Company dated December 18, 1997.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has dully caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      HEALTH AND RETIREMENT PROPERTIES TRUST



                                      By:  /s/ Ajay Saini
                                           Ajay Saini, Treasurer and Chief
                                           Financial Officer

Date: December 19, 1997